UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2006

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 268-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Definitive Material Agreement.

Effective July 21, 2006, Adelphia Communications Corporation (“Adelphia” or the “Company”) entered into a Second Amended and Restated Agreement Concerning Terms and Conditions of a Modified Chapter 11 Plan (the “Plan Agreement”) with certain representatives of the ad hoc committee of holders of ACC Senior Notes represented by Hennigan, Bennett & Dorman LLP, the ad hoc committee of holders of ACC Senior Notes and Arahova Notes represented by Pachulski Stang Ziehl Young Jones & Weintraub LLP, the Ad Hoc Committee of Arahova Noteholders, the Ad Hoc Committee of holders of FrontierVision Opco Notes Claims and FrontierVision Holdco Notes Claims, W.R. Huff Asset Management Co., L.L.C., the ad hoc committee of ACC Trade Claimants, the ad hoc committee of Subsidiary Trade Claimants, and representatives of the Official Committee of Unsecured Creditors (the “Creditors’ Committee”).

The Plan Agreement is designed to form the basis of an amended plan of reorganization for the Company and its subsidiaries (the “Modified Plan”), which includes a proposed global compromise and settlement of all disputes among the creditors, not all of whom are parties to the Plan Agreement.  The Company’s obligations under the Plan Agreement are subject to the entry by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) of an order approving a disclosure statement with respect to the Modified Plan and authorizing the Company to propose the Modified Plan as provided in the Plan Agreement.  The Plan Agreement does not apply to the Parnassos and Century-TCI joint venture debtors, which are to be reorganized under a separate plan of reorganization confirmed by the Bankruptcy Court on June 28, 2006.

The Plan Agreement contemplates that the Company and the Creditors’ Committee, as co-proponents would file the Modified Plan under which all unsecured creditors of the Company’s subsidiaries would receive payment in full of all principal and accrued interest (at various rates specified in the Plan Agreement) through the Modified Plan’s effective date (the “Effective Date”), subject to specified “give-ups” in varying amounts of Plan Consideration which would in the aggregate amount to $1.08 billion, and would be transferred to the creditors of the Company itself.  The “give-ups” are as follows:  (i) $750 million from amounts otherwise allocable to the Arahova notes, (ii) $85 million from amounts otherwise allocable to the FrontierVision operating company and holding company notes; (iii) $30 million from amounts otherwise allocable to the Olympus bonds and the FPL note (the holders of which are not party to the Plan Agreement); (iv) $39.2 million from amounts otherwise allocable to subsidiary trade claims; and (v) $6.8 million from amounts otherwise allocable to other subsidiary unsecured creditors. Subsidiary creditors would have the ability to be repaid these “give-ups” (plus interest at specified rates) from proceeds, if any, of specified contingent sources of consideration on the terms set forth in the Plan Agreement, including in the case of the “give-ups” by the creditors of Arahova and Frontiervision, designated litigation of the Company and its subsidiaries held by a Contingent Value Vehicle (the “CVV”) and, in certain cases, releases from specified reserves.  In addition, $175 million that was otherwise designated to fund an indemnification reserve in favor of the Bank Lenders would also be transferred to the creditors of the Company (as described below, the Bank Lenders are not party to the Plan Agreement).

The Plan Agreement contemplates that the creditors of the Company itself would receive:  (1) the $1.08 billion of give-ups described above, (2) the residual sale consideration after funding all other distributions and reserves, and (3) interests in the CVV as described in the Plan Agreement.

The Plan Agreement contemplates that the Creditors’ Committee will be the sole proponent of the Modified Plan with respect to the treatment of claims of the prepetition lenders (the “Banks”).  Under the Plan Agreement, all Bank claims (both Agent and Non-Agent) would be disputed claims under the Modified Plan, and would be subject to disallowance in whole or in part.  Unless and until otherwise allowed, the Plan Agreement proposes that no Bank would receive any distributions under the Modified Plan, and the liens and/or security interests securing such claims would be transferred to and attach to the proceeds of the Company’s sale transactions with Comcast Corporation (“Comcast”) and Time Warner NY Cable LLC (“TW NY”), in an amount sufficient to pay in full the maximum amount of the disputed Bank claims as determined by the Bankruptcy Court.  Pending resolution of the disputed Bank claims, the Plan Agreement contemplates that the sale transaction proceeds subject to such liens will be retained by the Debtors.  Notwithstanding the foregoing, the Plan Agreement proposes that under the Modified Plan each Bank would have the right to elect to receive payment in full in cash on the Effective Date of all outstanding principal and all accrued interest at the non-default interest rate in effect at the commencement date of the Chapter 11 cases of the Company and its subsidiaries, subject to disgorgement upon the entry of a final order directing the return of some or all of such distribution.  The Plan Agreement contemplates that the Modified Plan will provide that any Bank making such an election will be deemed to have waived any objection to confirmation of the Modified Plan and any claim or entitlement to additional interest, post-Effective Date fees and expenses, and/or indemnification, and will be deemed to have agreed to comply with any disgorgement order directed to it.  Pending allowance of the Bank claims, the Plan Agreement contemplates that the Debtors (subject to any limitations imposed by order of the Bankruptcy Court) and/or the Creditors’ Committee (and their applicable successors under the Modified Plan) would pursue objections to all such claims under all applicable provisions of the Bankruptcy Code, including among others, all applicable provisions of section 502, including subsection (d).  The Banks are not party to the Plan Agreement; however, the Plan Agreement contains an acknowledgement that the parties will continue their good faith negotiations with the Banks regarding the Banks’ plan treatment.

The Plan Agreement contemplates the creation of a true-up reserve (the “True-Up Reserve”) of Class A Common Stock of Time Warner Cable Inc. (the “TWC Class A Common Stock”) (or cash to the extent there is not sufficient stock available) by withholding amounts otherwise payable in respect of initial Effective Date distributions pending a market valuation of such stock (the “Market Value”).  Subject to certain limitations, the True-Up Reserve is intended to be sufficient to permit the upward or downward adjustment of the total number of shares received by creditors of subsidiaries of Adelphia based upon a Market Value of the TWC Class A Common Stock that is up to fifteen percent higher or lower than the deemed value used for initial distributions.

The Plan Agreement is conditioned upon the Effective Date of the Modified Plan occurring no later than the later of September 15, 2006 and 15 days after the closing of the TWC Sale, but in no event later than October 31, 2006.  Conditions to the Effective Date of the Modified Plan would also include material completion of the distribution of TWC Class A Common Stock to creditors prior to October 31, 2006, and the distribution to Adelphia’s creditors on the Effective Date or immediately thereafter of Plan Consideration of at least $1.080 billion (before deducting the True-Up Reserve).

To assist in transition related matters, the Plan Agreement contemplates the appointment of a committee designee, who would work with representatives of the Company prior to and after consummation of the sale transactions.

The foregoing description of the terms of the Plan Agreement does not purport to be complete and is qualified in its entirety by reference to the Plan Agreement, a copy of which is filed herewith as Exhibit 10.1.

This filing is not intended to be, nor should it be construed as, a solicitation for a vote on a plan of reorganization.

Item 9.01  Financial Statements and Exhibits.

Exhibit 10.1	Second Amended and Restated Agreement Concerning Terms and Conditions of a Modified Chapter 11 Plan, dated as of July 21, 2006

Exhibit 99.1	Press Release of the Company, dated July 24, 2006

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, settlements with the SEC and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”), restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to TW NY and Comcast is consummated, whether the Third Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Confirmed, Dated as of June 28, 2006, relating to the Parnassos Communications, L.P. and Century-TCI California Communications, L.P. joint ventures the debtors hold with Comcast, will be consummated in time to close the sale of assets to TW NY and Comcast, the potential costs and impacts of the transactions and obligations associated with the sale of assets to TW NY and Comcast, whether the transactions contemplated by the settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its broadband network, technological developments, changes in general economic conditions, and those discussed under Items 1A,  “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the period ended March 31, 2006 and in the debtors’ supplement to the Fourth Amended Disclosure Statement, filed with the Bankruptcy Court on April 28, 2006, which is available in the investor relations section of the Company’s website at www.adelphia.com. Information contained on the Company’s Internet website is not incorporated by reference into this report. Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2006	ADELPHIA COMMUNICATIONS CORPORATION (Registrant)

	By:	/s/ Brad M. Sonnenberg
	Name:	Brad M. Sonnenberg
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Second Amended and Restated Agreement Concerning Terms and Conditions of a Modified Chapter 11 Plan, dated as of July 21, 2006.

Exhibit 99.1	Press Release of the Company, dated July 24, 2006